UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

September 25, 2013
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On September 25, 2013, the Company issued a press release announcing the Company and Kodak have made significant progress in their joint effort to commercialize and manufacture UniPixel’s next-generation touch-screen sensors, including product rebranding. InTouch Sensors™ is UniPixel’s newly developed and named pro-cap, multi-touch sensor film, previously named after the UniBoss™ manufacturing process. Kodak and UniPixel have further cobranded this new name as “InTouch Sensors™ Powered by Kodak,” which reflects the synergistic contributions the companies bring to this new touch-screen sensor solution.

Recent developments include:

•
Strong overall market interest—The global market introduction of InTouch Sensors™ is driven by the multi-million dollar preferred price and capacity licenses executed with two Fortune 100 companies. The product continues to gain interest throughout the entire touch module market segment with numerous active customer engagements and requests for price and delivery terms for smart phones, tablets, ultrabooks, notebooks and all-in-one touch sensor solutions.

•
Commercial production trials underway—Two new plating lines that were recently delivered to UniPixel’s Texas facility have been calibrated to support the UniBoss™ production process, bringing the total number of plating lines that are now being used for commercial production trials to three.

•
Ramped up equipment capacity at Kodak’s Rochester, New York Facility— The recent installation of the first printing line at the Eastman Business Park in the Rochester facility further advances the schedule, with four plating lines and two printing lines to be operational by the fourth quarter of 2013. Kodak and UniPixel are planning to build out equipment capacity throughout 2014 to support anticipated increasing demand, and are planning to expand the Rochester site by adding additional plating lines while increasing throughput via continuous process improvement.

The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated September 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 25, 2013	By:	/s/ Reed Killion
		Name:	Reed Killion
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 25, 2013.